EXHIBIT 10.53A

FIRST AMENDMENT AND WAIVER

MANUFACTURE AND SUPPLY AGREEMENT

EFFECTIVE FEBRUARY 13, 2006

This first amendment and waiver (the “Amendment and Waiver”) to the Manufacture and Supply Agreement dated December 22, 2003 (the “Original Agreement”), by and between VIVUS, Inc., having a principal place of business at 1172 Castro Street, Mountain View, California 94040, United States of America (“VIVUS”), and NeraPharm spol., s.r.o., having a place of business at Ulice Prace 657, 277 11 Neratovice, Czech Republic (“NeraPharm”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, Article 2 of the Original Agreement obligates NeraPharm to supply VIVUS specific amounts of the Product and VIVUS to purchase from NeraPharm minimum quantities of the Product;

WHEREAS FURTHER, given the failure by VIVUS to order minimum quantities of the Product during calendar year 2005 and the current market conditions for VIVUS’ product, the Parties wish to amend the Original Agreement to provide that (i) VIVUS shall order the minimum quantity of the Product for calendar year 2005 (i.e., [***]) for delivery by NeraPharm on or before April 30, 2006 and (ii) the minimum quantity of the Product to be ordered by VIVUS in 2006 (i.e., [***]) shall be postponed until 2008, with such order and delivery occurring on or before December 31, 2008;

WHEREAS FURTHER, NeraPharm desires to waive any and all alleged past breaches of the Original Agreement by VIVUS (e.g., the minimum quantity purchase requirements and the forecasting requirements of Article 2 of the Original Agreement);

NOW, THEREFORE, the Parties agree as follows:

1.               Section 2.3 of the Original Agreement shall be amended and restated in its entirety to read as follows:

Obligation to Supply.  Subject to the terms of this Article 2, NeraPharm shall accept and fill all orders placed by VIVUS for the Product quantities set forth in binding six (6) month forecasts as provided for herein.  Per Section 2.1 of this Agreement, the yield of the manufactured lot size that NeraPharm will validate for Product supply to VIVUS under this Agreement is expected to be [***] to [***].  Forecasts provided by VIVUS to NeraPharm for Product supply will be in whole lot quantities with a target yield of [***] per lot.  Beginning in 2006, VIVUS shall provide to NeraPharm a binding six (6) month forecast and a non-binding twelve (12) month forecast

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

starting from the end of the binding six (6) month period.  The non-binding twelve (12) month forecast will assist NeraPharm in planning and capacity allocation and the binding six (6) month forecast will set forth quantities, if any, that VIVUS will be obligated to order and that NeraPharm will be obligated to deliver; provided that due to manufacturing batch yield variances, NeraPharm shall supply quantities in amounts that are plus or minus [***] of the VIVUS ordered quantity in [***]; provided further that VIVUS may order an additional [***] per quarter above the binding forecast amount and up to [***] per four (4) quarter period not to exceed [***] per quarter.  Such binding and non-binding forecasts shall be updated by VIVUS on February 28, May 30, August 30 and November 30 for eighteen (18) month periods starting from the first day of the first subsequent calendar quarter.  The total of the quantities indicated for the first three (3) months of such updated binding forecasts including the firm orders already placed, but not including back orders, if any, shall be not less than [***] per quarter less the quantities indicated for the same calendar period in the binding forecast issued three (3) months before.  As VIVUS, from time to time, may need to purchase quantities in excess of [***] per quarter above the binding forecast or more than [***] per four (4) quarter period, NeraPharm agrees to use its best efforts to supply VIVUS’ requirements.  Notwithstanding anything to the contrary herein, the Parties agree that if VIVUS fails to provide NeraPharm with the forecast(s) on the due dates as set forth above, the forecast(s) shall be deemed to be provided by VIVUS with the quantities set at [***].

2.               Section 2.5 of the Original Agreement shall be amended and restated in its entirety to read as follows:

Minimum Quantities.  VIVUS agrees to order at least [***] batches [***] of Product for delivery during the calendar years 2004, 2005 and 2008; provided that the Parties agree that (i) VIVUS’ order and delivery for calendar year 2005 will occur on or before April 30, 2006, and (ii) VIVUS’ order and delivery for calendar year 2008 will occur on or before December 31, 2008.

3.               Section 2.7.1 of the Original Agreement shall be amended and restated in its entirety to read as follows:

The price of the Product delivered for the first [***] during the calendar years 2004, 2005 and 2008 (as set forth in Section 2.5 of this Agreement) shall be [***] per [***].

4.               By executing this Amendment and Waiver, NeraPharm hereby waives any and all alleged past breaches by VIVUS of the minimum order and forecasting obligations under Article 2 of the Original Agreement.

5.               This Amendment and Waiver may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

instrument.  This Amendment and Waiver may be executed by facsimile signature, which shall be deemed to be effective.

6.               Upon the execution of this Amendment and Waiver by VIVUS and NeraPharm this Amendment and Waiver shall be binding upon all Parties to the Original Agreement, effective February 13, 2006.

7.               Sections 11.2 and 11.3 of the Original Agreement shall govern the choice of law applicable to this Amendment and Waiver and the resolution of any disputes or claims associated with this Amendment and Waiver.

8.               Except as set forth in this Amendment and Waiver, the remainder of Original Agreement shall remain in full force and effect and shall be binding on the Parties.  All terms not otherwise defined herein shall have the meanings prescribed to them in the Original Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment and Waiver as of the day and year first set forth above.

VIVUS, INC.	NERAPHARM, SPOL., S.R.O.

/s/ Timothy E. Morris	/s/ M. Spacek
(Signature)	(Signature)

Timothy E. Morris	Miroslav Spacek
(Print Name)	(Print Name)

Vice President Finance, CFO	Managing Director
(Print Title)	(Print Title)

NERAPHARM, SPOL., S.R.O.

/s/ Vratislav Hlubucek
(Signature)

Vratislav Hlubucek
(Print Name)

BOD Member
(Print Title)

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.